UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Railroad Ave, Midland, PA	15059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1-412-515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Resignation of Director

On April 3, 2025, Mr. Michael Hughes resigned as a member of the Board of Directors (the “Board”) of Mawson Infrastructure Group Inc. (the “Company”) effective as of April 3, 2025. Mr. Hughes’s resignation is not the result of any dispute or disagreement with the Board, the Company or management on any matter relating to the Company’s operations, policies or practices, or any other matter.

Appointment of Director

On April 3, 2025, the Board appointed Mr. Steven Soles to serve as a member of the Board, effective as of April 4, 2025, to fill the vacancy on the Board resulting from the resignation of Mr. Hughes.

Mr. Soles will serve on the Board until the Company’s 2025 annual meeting of stockholders at which time he will stand for election alongside the Company’s current directors. The Board has also appointed Mr. Soles to serve as a member of the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee. The Board has determined that Mr. Soles qualifies as “independent” in accordance with the published listing requirements of NASDAQ.

Mr. Soles, age 51, brings experience in the legal, energy and financial services industries, and in compliance and transactional matters to the Board. Starting in November 2014, Mr. Soles has served as Chief Operating Officer and General Counsel to Elmagin Capital LLC, a quantitative investment firm, which specializes in the U.S. wholesale electricity markets. In this role, he oversees operational, legal, and regulatory functions, leveraging his experience in the legal, energy, and financial industries. Mr. Soles earned a bachelor’s degree from West Chester University and a Juris Doctor degree from Villanova University.

There is no arrangement or understanding with any person pursuant to which Mr. Soles was appointed as a member of the Board. There are no transactions or relationships between the Company and Mr. Soles that are reportable under Item 404(a) of Regulation S-K. In connection with Mr. Soles’s appointment to the Board, Mr. Soles entered into a Director Appointment Letter, dated April 3, 2025, with the Company (the “Director Appointment Letter”). Pursuant to the Director Appointment Letter, Mr. Soles will receive annual compensation in the amount of $225,000 for his service as a member of the Board and his committee roles. Half of his compensation will be issued to him as restricted stock units under the Company’s 2024 Omnibus Equity Incentive Plan.

The foregoing description of the Director Appointment Letter is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Appointment Letter between the Company and Steven Soles dated April 3, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: April 9, 2025	By:	/s/ Kaliste Saloom
Kaliste Saloom
General Counsel and Corporate Secretary

2